Exhibit 10.1

                         TERMINATION BENEFITS AGREEMENT


         THIS TERMINATION BENEFITS AGREEMENT dated as of this __ day of March, 2001, by and between Global Seafood Technologies, Inc., a Nevada corporation, having its principal executive offices at 555 Bayview Avenue, Biloxi Mississippi 39530 (the "Company"), and Brent Gutierrez, an individual whose mailing address is 9460 Oak Pointe Drive, Gulfport, Mississippi 39503 ("Executive").


                                    Recitals:

         A. The Executive has for many years served the Company as a key executive officer and has helped guide the Company through many issues.

         B. The Executive has been undercompensated during his tenure as an officer of the Company, having declined to demand normal salary and bonuses in order to permit the Company to retain more resources to fund its growth.

         C. The Executive is expected to continue to make a major contribution to the profitability, growth, and financial strength of the Company.

         D. The Company considers the continued services of the Executive to be in the best interest of the Company and its shareholders and desires to assure the continued services of the Executive on behalf of the Company on an objective and impartial basis and without distraction or conflict of interest in the event of an attempt to obtain control of the Company.

         E. The Executive is willing to remain in the employ of the Company upon the understanding that the Company will provide income security upon the terms and subject to the conditions contained herein if the Executive's employment is terminated voluntarily for good reason or involuntarily by the Company without good reason.

                                    Agreement

         In consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Company and the Executive agree as follows:

1. Undertaking. The Company agrees to pay to the Executive the termination benefits specified in paragraph 2 hereof if a Change of Control (as defined in paragraph 3.1 hereof) occurs and within three (3) years after the Change of Control occurs (i) the Company terminates the employment of the Executive for any reason other than cause (as defined in paragraph 3.2 hereof), death, the Executive's attainment of age sixty-five (65) or total and permanent disability, or (ii) the Executive voluntarily terminates employment for good reason (as defined in paragraph 3.3 hereof).

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2. Termination Benefits. If the Executive is entitled to termination benefits pursuant to paragraph 1 hereof, the Company agrees to pay to the Executive as termination compensation in a lump-sum payment within five (5) calendar days of the termination of the Executive's employment an amount to be computed by multiplying (i) the Executive's average annual compensation payable by the Company which was included in the gross income of the Executive for the most recent five (5) calendar years ending coincident with or immediately before the date on which control of the Company is acquired (or such portion of such period during which the Executive was an employee of the Company), by (ii) two hundred ninety-nine percent (299%). For purposes of this Agreement, employment and compensation paid by any direct or indirect subsidiary of the Company will be deemed to be employment and compensation paid by the Company. In the event such payment is not made in full when due, interest shall accrue on the unpaid portion at the rate of (18%) eighteen percent per annum, until paid in full.

3. Definitions.

         3.1 Change of Control. As used in this Agreement, a "Change of Control" means:

         (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the regulations promulgated thereunder (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control: (i) any acquisition by the Company, (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iii) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (i), (ii) and (iii) of subsection (c) of this Section 3.1 are satisfied; or

         (b) Individuals who, as of the date hereof, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors (the "Board"); provided, however, that any individual becoming a director subsequent to the date hereof whose election, or

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                  nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in former Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

         (c) Approval by the shareholders of the Company of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (i) more than 80 percent of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such reorganization, merger or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 20 percent or more of the Outstanding Company Common Stock or Outstanding Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20 percent or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

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         (d)      Approval by the shareholders of the Company of (i) a complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (A) more than 80 percent of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding the Company and any employee benefit plan (or related trust) of the Company or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 20 percent or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20 percent or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.

         3.2 Cause. As used in this Agreement, the term "cause" means an act or acts of dishonesty by the Executive constituting a felony under applicable law and resulting or intending to result directly or indirectly in gain to or personal enrichment of the Executive at the Company's expense. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the Board called and held for the purpose (after reasonable notice and opportunity for the Executive, together with counsel, to be heard before the Board), finding that in the good faith opinion of the Board the Executive was guilty of conduct set forth above in the first sentence of this subsection and specifying the particulars thereof in detail.

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         3.3 Good Reason. As used in this Agreement, the term "good reason"
means, without the Executive's written consent, (i) a change in status, position or responsibilities which, in the Executive's reasonable judgment, does not represent a promotion from existing status, position or responsibilities as in effect immediately prior to the Change of Control; the assignment of any duties or responsibilities which, in the Executive's reasonable judgment, are inconsistent with such status, position or responsibilities; or any removal from or failure to reappoint or reelect the Executive to any of such positions, except in connection with the termination for total and permanent disability, death or cause or by him other than for good reason; (ii) a reduction by the Company in the Executive's base salary as in effect on the date hereof or as the same may be increased from time to time during the term of this Agreement or the Company's failure to increase (within twelve (12) months of the Executive's last increase in base salary) the Executive's base salary after a Change of Control in an amount which at least equals, on a percentage basis, the average percentage increase in base salary for all executive and senior officers of the Company effected in the preceding twelve (12) months; (iii) the relocation of the Company's principal executive offices to a location outside the Biloxi, Mississippi metropolitan area or the relocation of the Executive by the Company to any place other than the location at which the Executive performed duties prior to a Change of Control, except for required travel on the Company's business to an extent substantially consistent with business travel obligations at the time of a Change of Control; (iv) the failure of the Company to continue in effect any incentive, bonus or other compensation plan in which the Executive participates, including but not limited to the Company's stock option and restricted stock plans, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan), evidenced by the Executive's written consent, has been made with respect to such plan in connection with the Change of Control, or the failure by the Company to continue the Executive's participation therein, or any action by the Company which would directly or indirectly materially reduce participation therein; (v) the failure by the Company to continue to provide the Executive with benefits substantially similar to those enjoyed or entitled under any of the Company's pension, profit sharing, life insurance, medical, dental, health and accident, or disability plans at the time of a Change of Control, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive the Executive of any material fringe benefit enjoyed or entitled to at the time of the Change of Control, or the failure by the Company to provide the number of paid vacation and sick leave days to which the Executive is entitled on the basis of years of service with the Company in accordance with the Company's normal vacation policy in effect on the date hereof; (vi) the failure of the Company to obtain a satisfactory agreement from any successor or assign of the Company to assume and agree to perform this Agreement; (vii) any purported termination of the Executive's employment which is not effected pursuant to paragraph 4.3 hereof (and, if applicable, paragraph 3.2 hereof); and for purposes of this Agreement, no such purported termination shall be effective; or
(viii) any request by the Company that the Executive participate in an unlawful act or take any action constituting a breach of the Executive's professional standard of conduct. Notwithstanding anything in this paragraph 3.3) to the contrary, the Executive's right to terminate the employment pursuant to this paragraph 3.3 shall not be affected by incapacity due to physical or mental illness.

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4. Additional Provisions.

         4.1 Enforcement of Agreement. The Company is aware that upon the occurrence of a Change of Control the Board of Directors or a shareholder of the Company may then cause or attempt to cause the Company to refuse to comply with its obligations under this Agreement, or may cause or attempt to cause the Company to institute, or may institute litigation seeking to have this Agreement declared unenforceable, or may take or attempt to take other action to deny the Executive the benefits intended under this Agreement. In these circumstances, the purpose of this Agreement could be frustrated. It is the intent of the Company that the Executive not be required to incur the expenses associated with the enforcement of any rights under this Agreement by litigation or other legal action, nor be bound to negotiate any settlement of any rights hereunder, because the cost and expense of such legal action or settlement would substantially detract from the benefits intended to be extended to the Executive hereunder. Accordingly, if following a Change of Control it should appear to the Executive that the Company has failed to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes any action to declare this Agreement void or enforceable, or institutes any litigation or other legal action designed to deny, diminish or to recovery from the Executive the benefits entitled to be provided to the Executive hereunder, and that Executive has complied with all obligations under this Agreement, the Company irrevocably authorizes the Executive from time to time to retain counsel of the Executive's choice, at the expense of the Company as provided in this paragraph 4.1, to represent the Executive in connection with the initiation or defense of any litigation or other legal action, whether such action is by or against the Company or any director, officer, shareholder, or other person affiliated with the Company, in any jurisdiction. Notwithstanding any existing or prior attorney-client relationship between the Company and such counsel, the Company irrevocably consents to the Executive entering into an attorney-client relationship with such counsel, and in that connection the Company and the Executive agree that a confidential relationship shall exist between the Executive and such counsel. The reasonable fees and expenses of counsel selected from time to time by the Executive as hereinabove provided shall be paid or reimbursed to the Executive by the Company on a regular, periodic basis upon presentation by the Executive of a statement or statements prepared by such counsel in accordance with its customary practices, up to a maximum aggregate amount of $500,000. Any legal expenses incurred by the Company by reason of any dispute between the parties as to enforceability of or the terms contained in this Agreement, notwithstanding the outcome of any such dispute, shall be the sole responsibility of the Company, and the Company shall not take any action to seek reimbursement from the Executive for such expenses.

         4.2 Severance Pay; No Duty to Mitigate. The amounts payable to the Executive under this Agreement shall not be treated as damages but as severance compensation to which the Executive is entitled by reason of termination of employment in the circumstances contemplated by this Agreement. The Company shall not be entitled to set off against the amounts payable to the Executive of any amounts earned by the Executive in other employment after termination of employment with the Company, or any amounts which might have been earned by the Executive in other employment had other such employment been sought.

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         4.3 Notice of Termination. Any purported termination by the Company or by the Executive shall be communicated by written Notice of Termination to the other party hereto in accordance with paragraph 4.11 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of his employment under the provision so indicated. For purposes of this Agreement, no such purported termination shall be effective without such Notice of Termination.

         4.4 Internal Revenue Code. Anything in this Agreement to the contrary notwithstanding, in the event that HJ & Associates, L.L.C., Certified Public Accountants, of Salt Lake City, Utah, or any successor firm appointed by the Company for the purpose of auditing its books (the "Auditor") determines that the payment by the Company to or for the benefit of the Executive, whether paid or payable pursuant to the terms of this Agreement, would be non-deductible by the Company for federal income tax purposes because of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), then the amount payable to or for the benefit of the Executive pursuant to this Agreement (the "Agreement Payments") shall be reduced (but not below zero) to the Reduced Amount. For purposes of this paragraph 4.4, the "Reduced Amount" shall be the amount which maximizes the amount payable without causing the payment to be nondeductible by the Company because of Section 280G of the Code.

         4.5 Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective executors, administrators, heirs, personal representatives, successors, and assigns, but neither this Agreement nor any right hereunder may be assigned or transferred by either party hereto, any beneficiary, or any other person, nor be subject to alienation, anticipation, sale, pledge, encumbrance, execution, levy, or other legal process of any kind against the Executive, his beneficiary or any other person. Notwithstanding the foregoing, the Company will assign this Agreement to any corporation or other business entity succeeding to substantially all of the business and assets of the Company by merger, consolidation, sale of assets, or otherwise and shall obtain the assumption of this Agreement by such successor.

         4.6 Entire Agreement. This Agreement contains the entire Agreement between the parties with respect to the subject matter hereof. All representations, promises, and prior or contemporaneous understandings among the parties with respect to the subject matter hereof are merged into and expressed in this Agreement, and any and all prior agreements between the parties with respect to the subject matter hereof are hereby canceled.

         4.7 Amendment. This Agreement shall not be amended, modified, or supplemented without the written agreement of the parties at the time of such amendment, modification, or supplement.

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         4.8 Governing Law. This Agreement shall be governed by and subject to the laws of Nevada.

         4.9 Severability. The invalidity or unenforceability of any particular provision of this particular Agreement shall not affect the other provisions, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision has not been contained herein.

         4.10 Captions. The captions in this Agreement are for convenience and identification purposes only, are not an integral part of this Agreement, and are not to be considered in the interpretation of any part hereof.

         4.11 Notices. Except as specifically set forth in this Agreement, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered in person or sent by registered or certified mail, postage prepaid, addressed as set forth above, or to such other address as shall be furnished in writing by any party to the others.

         4.12 Waivers. Except as otherwise specifically provided in this Agreement, no waiver by either party hereto of any breach by the other party hereto of any condition or provision or condition of this Agreement to be performed by such other party shall be deemed to be a valid waiver unless such waiver is in writing or, even if in writing, shall be deemed to be a waiver of a subsequent breach of such condition or provision or a waiver of a similar or dissimilar provision or condition at the same or at any prior or subsequent time.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                          COMPANY:

                                          GLOBAL SEAFOOD TECHNOLOGIES, INC.,
                                                   a Nevada corporation


                                          By: __________________________________
                                              Its: _____________________________


                                          EXECUTIVE:

                                              __________________________________
                                              BRENT GUTIERREZ
21/11179/D/10
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